UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2008

ENERJEX RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 23, 2008, the Company promoted Dierdre P. Jones to serve as its chief financial and principal accounting officer. Ms. Jones served as the Company’s Director of Finance and Accounting since August 2007.  From May 2007 through August 2007, Ms. Jones provided independent consulting services for the Company, primarily in the testing and implementation of financial accounting and reporting software.  From May 2002 through May 2007, Ms. Jones was sole proprietor of These Faux Walls, a specialty design company. She holds the professional designations of Certified Public Accountant and Certified Internal Auditor.  Prior to joining the Company, Ms. Jones held management positions with UtiliCorp United Inc. (Aquila), and served three years in public accounting with Arthur Andersen & Co. Ms. Jones graduated with distinction from the University of Kansas with a B.S. in Accounting and Business Administration.

Ms. Jones is not a director of any other public company, nor is she related to any officer, director or affiliate of the Company.  Ms. Jones is not a party to any pending legal proceeding, nor has she been subject to a bankruptcy petition filed against her, nor been convicted in, or subject to, any criminal proceeding.

The Company and Ms. Jones are currently finalizing the terms of an employment agreement, which will be filed with the Securities and Exchange Commission upon execution by the parties.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 25, 2008, the Company amended its articles of incorporation to implement a 1-for-5 reverse stock split (discussed in Item 8.01 below). A copy of the amendment to the articles of incorporation is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On July 23, 2008, the Company issued a press release announcing the promotion of Ms. Jones to serve as its new chief financial officer. A copy of the press release is attached hereto as Exhibit 99.1.

Effective July 25, 2008, the Company implemented a 1-for-5 reverse stock split of all of its outstanding shares of common stock. A majority of the Company’s stockholders granted discretionary authority to the board of directors to implement the reverse split at a special meeting held on May 27, 2008. As a result of the reverse stock split, the Company’s trading symbol on the Over-the-Counter Bulletin Board changed to “ENRJ”.

On July 28, 2008, the Company issued a press release announcing the 1-for-5 reverse stock split. A copy of the press release is attached hereto as Exhibit 99.2

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation to implement 1-for-5 Reverse Stock Split Effective July 25, 2008
99.1	Jones CFO Promotion Press Release dated July 23, 2008
99.2	Reverse Stock Split Press Release dated July 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ENERJEX RESOURCES, INC.

                                                By: /s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer

Date: July 28, 2008

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